As filed with the Securities and Exchange Commission on December 4, 1995

                                               Registration No. 33-60671




                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C. 20549


                       POST-EFFECTIVE AMENDMENT NO. 1 TO

                                   FORM S-2
                           REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933


                             COMDIAL CORPORATION
            (exact name of Registrant as specified in charter)



           DELAWARE                                      94-244367B
(State or other jurisdiction of                  (IRS Identification No.)
incorporation or organization)



                             1180 SEMINOLE TRAIL
                               P.O. BOX 7266
                         CHARLOTTESVILLE, VA  22906
                                804/978-2200
                      (Address, including zip code and
                       telephone number, including area
                   code of Registrant's executive offices)


                            ROBERT E. STROUD, ESQ.
                   MCGUIRE, WOODS, BATTLE & BOOTHE, L.L.P.
                                P.O. BOX 1288
                       CHARLOTTESVILLE, VA 22902-1298
                                804/977-2500

             (Name, address, including zip code, and telephone number, including area code of agent for service)

     On June 28, 1995, in connection with a firm commitment underwritten public offering, Comdial Corporation (the "Registrant") filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-2 (Registration No. 33-60671) (as subsequently amended by Amendment No. 1 filed with the Commission on August 1, 1995, the "Registration Statement") covering 3,450,000 shares of the Common Stock, par value $0.01 per share, of the Registrant ("Common Stock"), including (i) 1,000,000 shares of Common Stock to be sold by the Registrant, (ii) 2,000,000 shares of Common Stock to be sold by PacifiCorp Credit, Inc.("PCI"), and (iii) up to 450,000 additional shares of Common Stock held by PCI, as to which PCI had granted the underwriters a 30-day option to purchase solely to cover over-allotments, if any (the shares described in clause (iii) of this sentence being hereinafter referred to as the "Option Shares"). The Commission declared the Registration Statement effective on August 7, 1995.

     The underwriters did not exercise their option to purchase any of the Option Shares prior to the expiration of the 30-day option period. Accordingly, the Registrant removes from registration by means of this post-effective amendment all of such 450,000 shares of Common Stock.

                            SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto authorized, in the City of Charlottesville, Virginia on November 30, 1995.

                                         COMDIAL CORPORATION


                                         By:     William G. Mustain
                                                    (Signature)

                                                Chairman of the Board,
                                                President and Chief Executive
                                                Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

   SIGNATURE                  TITLE                          DATE


   William G. Mustain         Chairman of the Board,         November 30, 1995
      (Signature)             President, Chief Executive
                              Officer and Director


   Wayne R. Wilver            Senior Vice President,         November 30, 1995
      (Signature)             Chief Financial Officer and
                              Principal Accounting Officer


    A. M. Gleason*            Director                       November 30, 1995
    Dianne C. Walker*         Director                       November 30, 1995
    John W. Rosenblum*        Director                       November 30, 1995
    Michael C. Henderson*     Director                       November 30, 1995
    William E. Porter*        Director                       November 30, 1995



                                         *By:     Wayne R. Wilver
                                                    (Signature)

                                                  Attorney-in-fact